Registration No. __________________


                   SECURITIES AND EXCHANGE COMMISSION
                   ----------------------------------
                         Washington, D.C. 20549

                                FORM S-8
                                --------
                         REGISTRATION STATEMENT
                         ----------------------
                                  UNDER
                                  -----
                       THE SECURITIES ACT OF 1933
                       --------------------------

               --------------------------------------------
                        FOREST LABORATORIES, INC.
                        -------------------------
           (Exact Name of Issuer as specified in its Charter)

          DELAWARE                                   11-1798614
(State of other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

                            909 THIRD AVENUE
                        NEW YORK, NEW YORK  10022
                (Address of principal executive offices)

                ----------------------------------------

                         1998 STOCK OPTION PLAN
                         ----------------------

                ----------------------------------------
                        (Full title of the plan)

                           KENNETH E. GOODMAN
                           ------------------
                        FOREST LABORATORIES, INC.
                            909 THIRD AVENUE
                        NEW YORK, NEW YORK 10022
                (Name and address for agent for service)

                             (212) 224-6707
       Telephone Number, including area code, of agent for service


                             CALCULATION OF REGISTRATION FEE
============================================================================================

Title of                                    Proposed         Proposed Maximum   Amount of
Securities           Amount to be           Maximum Price    Aggregate          Registration
to be registered     Registered             Per Share<F1>*   Offering Price<F1>*    Fee
--------------------------------------------------------------------------------------------

Common Stock          4,000,000 shares      $37.6875           $150,750,000       $44,471

============================================================================================

-------------------------
<F1>*  Estimated solely for the purpose of calculating the registration fee, based on the closing price of the Company's Common Stock on the American Stock Exchange on October 13, 1998.


                                 PART II
                                 -------
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
          --------------------------------------------------


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

                 (a) The Annual Report of Forest
            Laboratories, Inc. (the "Company") for the fiscal year ended March 31, 1998 filed pursuant to Section 13(a) of the Securities
            Exchange Act of 1934.

                 (b)  All other reports of the Company filed
            pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended March 31, 1998.

                 (c) The description of the Company's Common
            Stock contained in the Prospectus filed with the Commission on April 26, 1989 as part of Amendment No. 2 of the Company's Registration Statement on Form S-4, Registration No. 33-26954.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            None.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Paragraph TWELFTH of the Company's Certificate of
Incorporation contains the following provisions with respect to indemnification of directors and officers:

                 "TWELFTH: (a) The Corporation shall
            indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

                 (b) No person serving as a director of
            the Corporation shall be liable to the
            Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
            (iii) under section 174 of the Delaware
            General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

PAGE

ITEM 8.     EXHIBITS.

Exhibit No. Exhibit
----------- -------
3.1 Amended and Restated By-Laws of the Company, as amended on September 30, 1994. (Incorporated herein by reference to Exhibit 2 to the Company's Current Report on Form 8-K, filed on October 17, 1994.)

4.1 Relevant portion of the Company's Certificate of Incorporation, as amended, defining the rights of holders of the Company's Common Stock. (Incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 33-7633, filed on November 30, 1990.)

4.2 Certificate of Amendment of Certificate of Incorporation of the Company, filed on August 21, 1998.

5.1 Opinion of Dornbush Mensch Mandelstam & Schaeffer, LLP as to the legality of the securities issued under the 1998 Plan.

24.1 Consent of BDO Seidman, LLP, independent certified public accountants to the Company.

24.2 Consent of Dornbush Mensch Mandelstam & Schaeffer, LLP, counsel to the Company - contained in Exhibit 5.1.

28.1        The 1998 Plan, approved by Stockholders on August 21, 1998.
            (Incorporated herein by reference to Exhibit A to the Company's Proxy Statement relating to its 1998 Annual
            Meeting of Stockholders.)

ITEM 9.     UNDERTAKINGS.

            (a)  The undersigned Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PAGE

                                   SIGNATURES
                                   ----------

            Pursuant to the requirements of the Securities Act of 1933, the Company certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 14th day of October, 1998.


                                     FOREST LABORATORIES, INC.


                                     By: s/ Howard Solomon
                                         -----------------------------
                                         Howard Solomon,
                                         President, Chief Executive
                                         Officer and Director



                          POWER OF ATTORNEY
                          -----------------

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose
            ----------------------------------
signature appears below constitutes and appoints Howard Solomon and Kenneth E. Goodman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                   II - 5
PAGE

 SIGNATURE                      TITLE                        DATE
 ---------                      -----                        ----

PRINCIPAL EXECUTIVE OFFICER:
---------------------------

s/ Howard Solomon             President, Chief            October 14, 1998
-------------------------     Executive Officer
Howard Solomon                and Director



PRINCIPAL FINANCIAL AND
-----------------------
ACCOUNTING OFFICER:
------------------

s/ Kenneth E. Goodman         Executive Vice               October 14, 1998
-------------------------     President-Operations,
Kenneth E. Goodman            Chief Financial
                              Officer and Director


DIRECTORS:
---------

s/ George S. Cohan             Director                     October 14, 1998
-------------------------
George S. Cohan



s/ William J. Candee           Director                     October 14, 1998
-------------------------
William J. Candee



s/Dan L. Goldwasser            Director                     October 14, 1998
-------------------------
Dan L. Goldwasser



s/ Lester B. Salans, M.D.      Director                     October 14, 1998
--------------------------
Lester B. Salans, M.D.



s/ Phillip M. Satow            Executive Vice               October 14, 1998
---------------------------    President and
Phillip M. Satow               Director


                                       II - 6
PAGE

                             EXHIBIT INDEX
                             -------------

EXHIBIT                                                CONSECUTIVELY
NUMBER         EXHIBIT                                 NUMBERED PAGE
-------        -------                                 -------------

 4.2           Amendment to Charter.                        II-8


 5.1           Opinion of Dornbush Mensch Mandelstam        II-9
               & Schaeffer, LLP, including consent of
               such counsel.


24.1           Consent of BDO Seidman, LLP.                 II-10


                                 II - 7
PAGE

                                                      EXHIBIT 4.2

                      CERTIFICATE OF AMENDMENT
                      ------------------------
                                  OF
                                  --
                    CERTIFICATE OF INCORPORATION
                    ----------------------------
                                 OF
                                 --

                      FOREST LABORATORIES, INC.
                      -------------------------

                         -------------------

          I, KENNETH E. GOODMAN, Executive Vice President-Operations
             ------------------
and Chief Financial Officer of FOREST LABORATORIES, INC., a Delaware
                               --------------------------
corporation, do hereby certify that:

          FIRST:    The name of the Corporation is FOREST
          -----                                    ------
LABORATORIES, INC.  The date of filing of its Certificate of
-----------------
Incorporation in the State of Delaware was April 11, 1956.

          SECOND:   The first paragraph of Article FOURTH of the
          ------                                   ------
Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

               "FOURTH: The total number of shares of stock
                ------
          which the Corporation is authorized to issue is 501,000,000, of which 500,000,000 shares of the par value of $.10 per share are to be Common
          Stock, and 1,000,000 shares of the par value of $1.00 per share are to be Preferred Stock ("Series Preference Stock")."

          THIRD:    This amendment has been duly adopted in accordance
          -----
with the provisions of Section 242 of the General Corporation Law.

          FOURTH:   This amendment shall become effective on the date
          ------
of filing.

          IN WITNESS WHEREOF, I have signed this Certificate the 21st
          ------------------
day of August, 1998.

                                   s/ Kenneth E. Goodman
                                   -----------------------------------
                                   KENNETH E. GOODMAN,
                                   ------------------
                                   Executive Vice President-Operations
                                   and Chief Financial Officer


                            II - 8
PAGE

                                                          EXHIBIT 5.1
                                                          -----------

             DORNBUSH MENSCH MANDELSTAM & SCHAEFFER, LLP
             ------------------------------------------
                          747 THIRD AVENUE
                          ----------------
                      NEW YORK, NEW YORK 10017
                      ------------------------



                                        October 14, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

               Re:  Forest Laboratories, Inc.
                    Registration Statement on Form S-8
                    ----------------------------------

Gentlemen:

     We have been requested by Forest Laboratories, Inc., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 4,000,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), offered on behalf of the Company (the "Shares") in connection with the 1998 Stock Option Plan.

     In connection with this opinion, we have examined the Registration Statement and the Company's Certificate of Incorporation and By-laws, as amended to date, the 1998 Stock Option Plan, copies of the records of corporate proceedings of the Company, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in the manner described in the Registration
Statement, will be legally issued, fully paid and non-assessable.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                        Very truly yours,


                         s/ Dornbush Mensch Mandelstam & Schaeffer, LLP
                         ----------------------------------------------
                         DORNBUSH MENSCH MANDELSTAM & SCHAEFFER, LLP


                                 II - 9
PAGE

                                                           EXHIBIT 24.1
                                                           ------------



                    CONSENT OF INDEPENDENT AUDITORS
                    -------------------------------


        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated April 30, 1998, relating to the consolidated financial statements and schedule of Forest Laboratories, Inc. appearing in or incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1998.




                                      S/ BDO Seidman, LLP
                                      ---------------------------------
                                      BDO SEIDMAN, LLP





New York, New York
October 14, 1998